Exhibit 99.1

BLOCKBUSTER CONFIRMS WILLINGNESS TO

INCREASE PRICE FOR HOLLYWOOD ENTERTAINMENT

SUBJECT TO REVIEW OF CONFIRMATORY INFORMATION

Hollywood’s Requirement for a Standstill Restriction as a Prerequisite to Providing

Confidential Information May Prevent Blockbuster from

Increasing Its Potential Acquisition Price

DALLAS, Dec. 1, 2004 — Blockbuster Inc. (NYSE: BBI, BBI.B) today confirmed its willingness to increase its potential acquisition price for Hollywood Entertainment Corporation (Nasdaq: HLYW) above the $11.50 per share price previously communicated to Hollywood, subject to Blockbuster’s review of confirmatory information from Hollywood and Hollywood’s elimination of a standstill requirement currently preventing delivery of the information. Even before any increase, Blockbuster’s current expression of interest represents a 12% premium over the value of Hollywood’s current merger agreement with Leonard Green Partners and its own Chairman and CEO, Mark Wattles.

In order to receive the requested information, Blockbuster has agreed to execute a confidentiality agreement with Hollywood. However, Hollywood has informed Blockbuster that under its existing $10.25 per share merger agreement with Leonard Green Partners and Mr. Wattles it is prohibited from providing such information unless Blockbuster agrees to standstill provisions that, among other things, would prohibit Blockbuster from making a tender offer directly to Hollywood’s shareholders without the approval of Hollywood’s Board of Directors. Hollywood has already provided the information requested by Blockbuster to Leonard Green Partners. Blockbuster does not believe it is in the interests of either company’s shareholders for Blockbuster to sign such an agreement at this time.

“We believe that Blockbuster is positioned to provide the most value and best serve the interests of Hollywood’s shareholders,” said John Antioco, Blockbuster Chairman and CEO. “Unfortunately, we believe Hollywood’s requirement that Blockbuster’s receipt of basic confirmatory information be tied to standstill restrictions is depriving Hollywood shareholders of the opportunity to potentially receive greater value for their shares.”

Mr. Antioco continued, “At this point, it appears that Blockbuster will not be able to receive the requested information from Hollywood unless and until the Leonard Green Partners transaction is modified to eliminate the requirement for a standstill agreement from Blockbuster, voted down by Hollywood’s shareholders or is otherwise terminated by Hollywood’s Board of Directors. We call on Hollywood’s Board of Directors to act in the best interests of Hollywood’s shareholders.”

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THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES. A SOLICITATION OR OFFER TO BUY HOLLYWOOD’S COMMON STOCK MAY BE MADE, IF AT ALL, PURSUANT TO A TENDER OFFER STATEMENT, AN OFFER TO PURCHASE AND RELATED MATERIALS. HOLLYWOOD SHAREHOLDERS SHOULD READ THE TENDER OFFER STATEMENT, THE OFFER TO PURCHASE AND ANY RELATED MATERIALS CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF ANY OFFER. HOLLYWOOD SHAREHOLDERS WILL BE ABLE TO OBTAIN THE TENDER OFFER STATEMENT, THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO ANY TENDER OFFER, IF APPLICABLE, FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM BLOCKBUSTER INC. AT WWW.BLOCKBUSTER.COM.

IF A DEFINITIVE AGREEMENT IS SIGNED, HOLLYWOOD SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. IF A DEFINITIVE AGREEMENT IS SIGNED, HOLLYWOOD SHAREHOLDERS WILL BE ABLE TO OBTAIN A COPY OF THE PROXY STATEMENT, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT THE PARTIES, FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM HOLLYWOOD ENTERTAINMENT CORPORATION AT WWW.HOLLYWOODVIDEO.COM.

This news release contains forward-looking statements relating to Blockbuster’s continued interest in a proposal to acquire Hollywood Entertainment Corporation and its desire to receive and evaluate confirmatory information from Hollywood. Specific forward-looking statements relate to Blockbuster’s willingness to increase its proposed acquisition price for Hollywood, the anticipated impact of such transaction on Blockbuster’s financial results and the anticipated benefits to Blockbuster’s and Hollywood’s shareholders that could result from the transaction. These forward-looking statements are based on Blockbuster’s current intent, expectations, estimates and projections and are not guarantees of future performance. These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. In addition, some factors are beyond Blockbuster’s control. Certain of the statements made in this release are contingent upon the completion of the proposed transaction discussed above and are subject to the execution of a confidentiality agreement between Blockbuster and Hollywood, Blockbuster’s receipt and evaluation of the requested confirmatory information and the execution of a definitive acquisition agreement or commencement and completion of a tender offer. Blockbuster can give no assurance that a confidentiality agreement will be executed between Blockbuster and Hollywood, it will receive and evaluate the requested confirmatory information, a definitive agreement will be executed or that a tender offer will be commenced or completed. Other factors that could cause actual results to differ materially from the statements made in this release include, among others: (i) Blockbuster’s and Hollywood’s ability to receive all necessary approvals, including any necessary governmental or regulatory approvals and the approval of the respective Board’s of Directors and stockholders, if applicable; (ii) changes to Blockbuster’s strategy, business plan and pricing model, including its plans regarding use of capital and any related impact on Blockbuster’s offer price; (iii) consumer demand for Blockbuster’s planned product and service offerings; (iv) the variability in consumer appeal of the movie titles and games software released for rental and sale; (v) Blockbuster’s ability to respond to changing consumer preferences and to effectively adjust its product mix, service offerings and marketing and merchandising initiatives; (vi) Blockbuster’s ability to timely implement and maintain the necessary information technology systems and infrastructure to support shifts in consumer preferences and any corresponding changes to Blockbuster’s operating model, including changes related to the proposed transaction; (vii) the extent and timing of Blockbuster’s continued investment of incremental operating expenses and capital expenditures to continue to develop and implement its initiatives; (viii) vendor determinations relating to pricing and distribution of their product and Blockbuster’s ability to reach agreements with service, product and content providers on acceptable commercial terms; and (ix) other factors as described in Blockbuster’s

Blockbuster Press Release

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filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Cautionary Statements” in Blockbuster’s annual report on Form 10-K for the fiscal year ended December 31, 2003 and discussed under the heading “Disclosure Regarding Forward-Looking Information” in Blockbuster’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004.

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Contact:	Press
Karen Raskopf
Senior Vice President, Corporate Communications
(214) 854-3190
or
Randy Hargrove
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(214) 854-3190

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Mary Bell
Senior Vice President, Investor Relations
(214) 854-3863